Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
SECOND QUARTER 2024 RESULTS

HOUSTON, July 26, 2024 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $29.8 million, or diluted earnings per share of $0.56, for the second quarter of 2024 compared to net income of $26.1 million, or diluted earnings per share of $0.49, for the first quarter of 2024.

“We are pleased to announce our second quarter 2024 results,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “Our disciplined focus on capital, credit and liquidity gives us strength and optionality as we move into the back half of the year. Although many anticipate lower interest rates in September, we are prepared if that does not come to pass,” said Mr. Franklin. “Stellar Bank is well-positioned for either outcome.”

“In addition to building capital, we have reduced our commercial real estate exposure and are pursuing a more balanced approach to our lending through new additions to our team to help us build our commercial and industrial portfolio. Our credit quality remains steady as the economy in our markets remains solid. We operate in some of, if not the best, markets in the country and they have shown resilience throughout this tightening cycle,” Mr. Franklin continued.

“Our focus on capital, credit and liquidity will not change. We will continue to monitor effects of higher interest rates and the contentious presidential election on our markets. We believe that building and maintaining a strong balance sheet, positions us to take advantage of opportunities that arise from this economic cycle. Our focus remains on building long-term shareholder value as we embark on the second half of 2024 and the future is bright,” concluded Mr. Franklin.

Second Quarter 2024 Financial Highlights

•Solid Profitability: Second quarter 2024 net income of $29.8 million, or diluted earnings per share of $0.56, translated into an annualized return on average assets of 1.13%, an annualized return on average equity of 7.78% and an annualized return on average tangible equity of 12.82%(1).

•Meaningful Regulatory Capital Build: Total risk-based capital ratio increased to 15.34% at June 30, 2024 from 14.62% at March 31, 2024 and Tier 1 leverage ratio increased to 10.93% at June 30, 2024 from 10.55% at March 31, 2024.

•Strong Net Interest Margin: Tax equivalent net interest margin was 4.24% for the second quarter of 2024 compared to 4.26% for the first quarter of 2024. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.82%(1) for the second quarter of 2024 compared to 3.91%(1) for the first quarter of 2024.

•Stable Credit Performance: Net charge-offs of $715 thousand, or 0.02%, for the year-to-date 2024.

Second Quarter 2024 Results

Net interest income in the second quarter of 2024 decreased $708 thousand, or 0.7%, to $101.4 million from $102.1 million for the first quarter of 2024. The net interest margin on a tax equivalent basis decreased 2 basis points to 4.24% for the second quarter of 2024 from 4.26% for the first quarter of 2024. The decrease in the net interest margin from the prior quarter was primarily due to the impact of increased interest rates on our cost of funding only partially offset by increased income on interest earning assets. Net interest income for the second quarter of 2024 benefited from $10.1 million of income from purchase accounting adjustments compared to $8.6 million in the first quarter of 2024. Excluding purchase accounting adjustments, net interest income (tax equivalent) for the second quarter 2024 would have been $91.4 million(1) and the tax equivalent net interest margin would have been 3.82%(1).

_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure.

Noninterest income for the second quarter of 2024 was $5.4 million, a decrease of $880 thousand, or 14.0%, compared to $6.3 million for the first quarter of 2024. Noninterest income decreased in the second quarter of 2024 compared to the first quarter of 2024 primarily due to a decrease in gains on sales of assets in the second quarter of 2024 compared to the first quarter of 2024.

Noninterest expense for the second quarter of 2024 decreased $194 thousand, or 0.3%, to $71.2 million compared to $71.4 million for the first quarter of 2024. The decrease in noninterest expense in the second quarter of 2024 compared to the first quarter of 2024 was primarily due to a $2.3 million decrease in salaries and employee benefits and a $1.0 million decrease in professional fees partially offset by other expenses.

The efficiency ratio was 66.63% for the second quarter of 2024 compared to 66.18% for the first quarter of 2024. Annualized returns on average assets, average equity and average tangible equity were 1.13%, 7.78% and 12.82%(1) for the second quarter of 2024, respectively, compared to 0.98%, 6.88% and 11.47%(1), respectively, for the first quarter of 2024.

Financial Condition

Total loans at June 30, 2024 decreased $194.2 million to $7.71 billion compared to $7.91 billion at March 31, 2024. At June 30, 2024, the remaining balance of the purchase accounting adjustments on loans was $87.4 million.

Total deposits at June 30, 2024 decreased $69.4 million to $8.73 billion compared to $8.79 billion at March 31, 2024, due to decreases in certificates and other time deposits, noninterest-bearing deposits and interest-bearing demand deposits, partially offset by increases in money market and savings deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits. Estimated uninsured deposits totaled $4.79 billion and estimated uninsured deposits net of collateralized deposits of $1.01 billion were $3.78 billion, or 43.3%, of total deposits at June 30, 2024.

Total assets at June 30, 2024 were $10.72 billion, a decrease of $5.6 million, compared to $10.73 billion at March 31, 2024.

Asset Quality

Nonperforming assets totaled $53.4 million, or 0.50% of total assets, at June 30, 2024, compared to $57.1 million, or 0.53% of total assets, at March 31, 2024. The allowance for credit losses on loans as a percentage of total loans was 1.23% at June 30, 2024 and 1.22% at March 31, 2024.

The second quarter of 2024 included a reversal of provision for credit losses expenses of $1.9 million compared to a $4.1 million provision for credit losses recorded during the first quarter of 2024. Net charge-offs for the second quarter of 2024 were $1 thousand, or 0.00% (annualized) of average loans, compared to net charge-offs of $714 thousand, or 0.04% (annualized) of average loans, for the first quarter of 2024.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, July 26, 2024 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the second quarter of 2024. Participants may register for the conference call at https://registrations.events/direct/Q4I635860 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellar.bank. A simultaneous audio-only webcast may be accessed at https://events.q4inc.com/attendee/232230638. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
IR@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Company’s merger with Allegiance Bancshares, Inc. (the “Merger”), including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2024		2023
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$110,341	$74,663	$121,004	$94,970	$105,913
Interest-bearing deposits at other financial institutions	379,909	325,079	278,233	207,302	198,176
Total cash and cash equivalents	490,250	399,742	399,237	302,272	304,089

Available for sale securities, at fair value	1,630,971	1,523,100	1,395,680	1,414,952	1,478,222

Loans held for investment	7,713,897	7,908,111	7,925,133	8,004,528	8,068,718
Less: allowance for credit losses on loans	(94,772)	(96,285)	(91,684)	(93,575)	(100,195)
Loans, net	7,619,125	7,811,826	7,833,449	7,910,953	7,968,523

Accrued interest receivable	43,348	45,466	44,244	43,536	42,051
Premises and equipment, net	113,984	115,698	118,683	119,332	119,142
Federal Home Loan Bank stock	15,089	16,050	25,051	29,022	24,478
Bank-owned life insurance	106,262	105,671	105,084	104,699	104,148
Goodwill	497,318	497,318	497,318	497,318	497,260
Core deposit intangibles, net	104,315	110,513	116,712	122,944	129,805
Other assets	103,001	103,838	111,681	120,432	110,633
Total assets	$10,723,663	$10,729,222	$10,647,139	$10,665,460	$10,778,351

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,308,441	$3,323,149	$3,546,815	$3,656,288	$3,713,536
Interest-bearing
Demand	1,564,405	1,576,261	1,659,999	1,397,492	1,437,509
Money market and savings	2,213,031	2,203,767	2,136,777	2,128,950	2,174,073
Certificates and other time	1,639,426	1,691,539	1,529,876	1,503,891	1,441,251
Total interest-bearing deposits	5,416,862	5,471,567	5,326,652	5,030,333	5,052,833
Total deposits	8,725,303	8,794,716	8,873,467	8,686,621	8,766,369

Accrued interest payable	12,327	12,227	11,288	7,612	4,555
Borrowed funds	240,000	215,000	50,000	323,981	369,963
Subordinated debt	109,964	109,864	109,765	109,665	109,566
Other liabilities	70,274	66,717	81,601	76,735	69,218
Total liabilities	9,157,868	9,198,524	9,126,121	9,204,614	9,319,671

SHAREHOLDERS’ EQUITY:
Common stock	536	536	533	533	533
Capital surplus	1,238,477	1,235,221	1,232,627	1,231,686	1,228,532
Retained earnings	447,948	425,130	405,945	385,600	361,619
Accumulated other comprehensive loss	(121,166)	(130,189)	(118,087)	(156,973)	(132,004)
Total shareholders’ equity	1,565,795	1,530,698	1,521,018	1,460,846	1,458,680
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,723,663	$10,729,222	$10,647,139	$10,665,460	$10,778,351

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$135,885	$134,685	$139,114	$138,948	$133,931	$270,570	$259,660
Securities:
Taxable	11,923	9,293	9,622	9,493	9,726	21,216	19,379
Tax-exempt	816	818	418	437	436	1,634	1,698
Deposits in other financial institutions	3,555	3,627	3,021	2,391	2,865	7,182	6,636
Total interest income	152,179	148,423	152,175	151,269	146,958	300,602	287,373

INTEREST EXPENSE:
Demand, money market and savings deposits	28,399	27,530	25,033	23,557	20,708	55,929	38,745
Certificates and other time deposits	18,758	15,084	15,075	13,282	9,622	33,842	12,929
Borrowed funds	1,700	1,774	4,154	5,801	6,535	3,474	7,852
Subordinated debt	1,912	1,917	1,983	1,908	1,812	3,829	3,739
Total interest expense	50,769	46,305	46,245	44,548	38,677	97,074	63,265
NET INTEREST INCOME	101,410	102,118	105,930	106,721	108,281	203,528	224,108
(Reversal of) provision for credit losses	(1,935)	4,098	1,047	2,315	1,915	2,163	5,581
Net interest income after provision for credit losses	103,345	98,020	104,883	104,406	106,366	201,365	218,527

NONINTEREST INCOME:
Service charges on deposit accounts	1,648	1,598	1,520	1,620	1,575	3,246	2,924
(Loss) gain on sale of assets	(64)	513	198	—	(6)	449	192
Bank-owned life insurance	591	587	573	551	532	1,178	1,054
Debit card and ATM income	543	527	542	935	1,821	1,070	3,519
Other	2,698	3,071	4,053	1,589	1,561	5,769	5,292
Total noninterest income	5,416	6,296	6,886	4,695	5,483	11,712	12,981

NONINTEREST EXPENSE:
Salaries and employee benefits	39,061	41,376	40,464	39,495	37,300	80,437	77,075
Net occupancy and equipment	4,503	4,390	4,572	4,455	3,817	8,893	7,905
Depreciation	1,948	1,964	1,955	1,952	1,841	3,912	3,677
Data processing and software amortization	5,501	4,894	5,000	4,798	4,674	10,395	9,728
Professional fees	1,620	2,662	3,867	997	1,564	4,282	3,091
Regulatory assessments and FDIC insurance	2,299	1,854	5,169	1,814	2,755	4,153	4,049
Amortization of intangibles	6,215	6,212	6,247	6,876	6,881	12,427	13,760
Communications	847	937	743	663	689	1,784	1,390
Advertising	891	765	1,004	877	907	1,656	1,746
Acquisition and merger-related expenses	—	—	3,072	3,421	2,897	—	9,062
Other	8,331	6,356	5,848	5,400	5,882	14,687	10,322
Total noninterest expense	71,216	71,410	77,941	70,748	69,207	142,626	141,805
INCOME BEFORE INCOME TAXES	37,545	32,906	33,828	38,353	42,642	70,451	89,703
Provision for income taxes	7,792	6,759	6,562	7,445	7,467	14,551	17,380
NET INCOME	$29,753	$26,147	$27,266	$30,908	$35,175	$55,900	$72,323

EARNINGS PER SHARE
Basic	$0.56	$0.49	$0.51	$0.58	$0.66	$1.05	$1.36
Diluted	$0.56	$0.49	$0.51	$0.58	$0.66	$1.04	$1.36

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$29,753	$26,147	$27,266	$30,908	$35,175	$55,900	$72,323

Earnings per share, basic	$0.56	$0.49	$0.51	$0.58	$0.66	$1.05	$1.36
Earnings per share, diluted	$0.56	$0.49	$0.51	$0.58	$0.66	$1.04	$1.36
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.13	$0.26	$0.26

Return on average assets(A)	1.13%	0.98%	1.02%	1.14%	1.31%	1.06%	1.35%
Return on average equity(A)	7.78%	6.88%	7.33%	8.34%	9.67%	7.33%	10.14%
Return on average tangible equity(A)(B)	12.82%	11.47%	12.61%	14.47%	17.05%	12.15%	18.14%
Net interest margin (tax equivalent)(A)(C)	4.24%	4.26%	4.40%	4.37%	4.49%	4.25%	4.64%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.82%	3.91%	3.91%	3.87%	3.97%	3.86%	4.18%
Efficiency ratio(D)	66.63%	66.18%	69.21%	63.50%	60.83%	66.40%	59.86%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	14.60%	14.27%	14.29%	13.70%	13.53%	14.60%	13.53%
Tangible equity to tangible assets(B)	9.53%	9.12%	9.04%	8.37%	8.19%	9.53%	8.19%
Estimated Total capital ratio (to risk-weighted assets)	15.34%	14.62%	14.02%	13.61%	13.21%	15.34%	13.21%
Estimated Common equity Tier 1 capital (to risk weighted assets)	12.98%	12.29%	11.77%	11.30%	10.83%	12.98%	10.83%
Estimated Tier 1 capital (to risk-weighted assets)	13.10%	12.41%	11.89%	11.41%	10.94%	13.10%	10.94%
Estimated Tier 1 leverage (to average tangible assets)	10.93%	10.55%	10.18%	9.82%	9.51%	10.93%	9.51%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	14.65%	14.13%	13.65%	13.32%	12.98%	14.65%	12.98%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	13.12%	12.61%	12.20%	11.80%	11.38%	13.12%	11.38%
Estimated Tier 1 capital (to risk-weighted assets)	13.12%	12.61%	12.20%	11.80%	11.38%	13.12%	11.38%
Estimated Tier 1 leverage (to average tangible assets)	10.94%	10.72%	10.44%	10.15%	9.89%	10.94%	9.89%

Other Data
Weighted average shares:
Basic	53,572	53,343	53,282	53,313	53,297	53,457	53,160
Diluted	53,608	53,406	53,350	53,380	53,375	53,506	53,261
Period end shares outstanding	53,564	53,551	53,291	53,322	53,303	53,564	53,303
Book value per share	$29.23	$28.58	$28.54	$27.40	$27.37	$29.23	$27.37
Tangible book value per share(B)	$18.00	$17.23	$17.02	$15.76	$15.60	$18.00	$15.60
Employees - full-time equivalents	1,045	1,007	998	1,008	1,004	1,045	1,004

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,808,320	$135,885	7.00%	$7,938,824	$134,685	6.82%	$7,980,856	$133,931	6.73%
Securities	1,549,638	12,739	3.31%	1,441,814	10,111	2.82%	1,502,949	10,162	2.71%
Deposits in other financial institutions	258,916	3,555	5.52%	264,906	3,627	5.51%	209,722	2,865	5.48%
Total interest-earning assets	9,616,874	$152,179	6.36%	9,645,544	$148,423	6.19%	9,693,527	$146,958	6.08%
Allowance for credit losses on loans	(96,306)			(91,612)			(96,414)
Noninterest-earning assets	1,103,297			1,132,857			1,143,025
Total assets	$10,623,865			$10,686,789			$10,740,138

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,545,096	$12,213	3.18%	$1,697,211	$12,278	2.91%	$1,387,604	$9,343	2.70%
Money market and savings deposits	2,227,393	16,186	2.92%	2,150,805	15,252	2.85%	2,220,827	11,365	2.05%
Certificates and other time deposits	1,694,536	18,758	4.45%	1,444,048	15,084	4.20%	1,225,834	9,622	3.15%
Borrowed funds	112,187	1,700	6.09%	134,400	1,774	5.31%	479,896	6,535	5.46%
Subordinated debt	109,910	1,912	7.00%	109,808	1,917	7.02%	109,499	1,812	6.64%
Total interest-bearing liabilities	5,689,122	$50,769	3.59%	5,536,272	$46,305	3.36%	5,423,660	$38,677	2.86%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,308,633			3,525,758			3,779,594
Other liabilities	87,986			96,461			78,411
Total liabilities	9,085,741			9,158,491			9,281,665
Shareholders’ equity	1,538,124			1,528,298			1,458,473
Total liabilities and shareholders’ equity	$10,623,865			$10,686,789			$10,740,138

Net interest rate spread			2.77%			2.83%			3.22%

Net interest income and margin		$101,410	4.24%		$102,118	4.26%		$108,281	4.48%

Net interest income and net interest margin (tax equivalent)		$101,482	4.24%		$102,207	4.26%		$108,509	4.49%

Cost of funds			2.27%			2.06%			1.69%
Cost of deposits			2.16%			1.94%			1.41%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Six Months Ended June 30,
	2024			2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,873,572	$270,570	6.91%	$7,914,303	$259,660	6.62%
Securities	1,495,726	22,850	3.07%	1,553,200	21,077	2.74%
Deposits in other financial institutions	261,911	7,182	5.52%	286,823	6,636	4.67%
Total interest-earning assets	9,631,209	$300,602	6.28%	9,754,326	$287,373	5.94%
Allowance for credit losses on loans	(93,959)			(94,881)
Noninterest-earning assets	1,118,077			1,151,497
Total assets	$10,655,327			$10,810,942

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,621,154	$24,491	3.04%	$1,518,213	$17,725	2.35%
Money market and savings deposits	2,189,099	31,438	2.89%	2,355,112	21,020	1.80%
Certificates and other time deposits	1,569,292	33,842	4.34%	1,044,721	12,929	2.50%
Borrowed funds	123,293	3,474	5.67%	293,578	7,852	5.39%
Subordinated debt	109,859	3,829	7.01%	109,458	3,739	6.89%
Total interest-bearing liabilities	5,612,697	$97,074	3.48%	5,321,082	$63,265	2.40%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,417,196			3,971,862
Other liabilities	92,223			79,609
Total liabilities	9,122,116			9,372,553
Shareholders’ equity	1,533,211			1,438,389
Total liabilities and shareholders' equity	$10,655,327			$10,810,942

Net interest rate spread			2.80%			3.54%

Net interest income and margin		$203,528	4.25%		$224,108	4.63%

Net interest income and net interest margin (tax equivalent)		$203,688	4.25%		$224,628	4.64%

Cost of funds			2.16%			1.37%
Cost of deposits			2.05%			1.17%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024		2023
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,392,435	$1,451,462	$1,409,002	$1,474,600	$1,512,476
Paycheck Protection Program (PPP)	3,629	4,293	5,100	5,968	8,027
Real estate:
Commercial real estate (including multi-family residential)	4,029,671	4,049,885	4,071,807	4,076,606	4,038,487
Commercial real estate construction and land development	922,805	1,039,443	1,060,406	1,078,265	1,136,124
1-4 family residential (including home equity)	1,098,681	1,049,316	1,047,174	1,024,945	1,009,439
Residential construction	200,134	252,573	267,357	289,553	311,208
Consumer and other	66,542	61,139	64,287	54,591	52,957
Total loans held for investment	$7,713,897	$7,908,111	$7,925,133	$8,004,528	$8,068,718

Deposits:
Noninterest-bearing	$3,308,441	$3,323,149	$3,546,815	$3,656,288	$3,713,536
Interest-bearing
Demand	1,564,405	1,576,261	1,659,999	1,397,492	1,437,509
Money market and savings	2,213,031	2,203,767	2,136,777	2,128,950	2,174,073
Certificates and other time	1,639,426	1,691,539	1,529,876	1,503,891	1,441,251
Total interest-bearing deposits	5,416,862	5,471,567	5,326,652	5,030,333	5,052,833
Total deposits	$8,725,303	$8,794,716	$8,873,467	$8,686,621	$8,766,369

Asset Quality:
Nonaccrual loans	$50,906	$57,129	$39,191	$38,291	$43,349
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	50,906	57,129	39,191	38,291	43,349
Other real estate	2,548	—	—	—	—
Total nonperforming assets	$53,454	$57,129	$39,191	$38,291	$43,349

Net (recoveries) charge-offs	$(1)	$714	$2,577	$8,116	$236

Nonaccrual loans:
Commercial and industrial	$18,451	$15,465	$5,048	$14,991	$22,968
Real estate:
Commercial real estate (including multi-family residential)	18,094	21,268	16,699	13,563	8,221
Commercial real estate construction and land development	1,641	8,406	5,043	170	388
1-4 family residential (including home equity)	12,454	10,368	8,874	8,442	10,880
Residential construction	155	1,410	3,288	635	665
Consumer and other	111	212	239	490	227
Total nonaccrual loans	$50,906	$57,129	$39,191	$38,291	$43,349

Asset Quality Ratios:
Nonperforming assets to total assets	0.50%	0.53%	0.37%	0.36%	0.40%
Nonperforming loans to total loans	0.66%	0.72%	0.49%	0.48%	0.54%
Allowance for credit losses on loans to nonperforming loans	186.17%	168.54%	233.94%	244.38%	231.14%
Allowance for credit losses on loans to total loans	1.23%	1.22%	1.16%	1.17%	1.24%
Net charge-offs to average loans (annualized)	0.00%	0.04%	0.13%	0.40%	0.01%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Six Months Ended
	2024		2023			2024	2023
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$29,753	$26,147	$27,266	$30,908	$35,175	$55,900	$72,323
Add: Provision for credit losses	(1,935)	4,098	1,047	2,315	1,915	2,163	5,581
Add: Provision for income taxes	7,792	6,759	6,562	7,445	7,467	14,551	17,380
Pre-tax, pre-provision income	$35,610	$37,004	$34,875	$40,668	$44,557	$72,614	$95,284

Total average assets	$10,623,865	$10,686,789	$10,626,373	$10,741,295	$10,740,138	$10,655,327	$10,810,942

Pre-tax, pre-provision return on average assets(B)	1.35%	1.39%	1.30%	1.50%	1.66%	1.37%	1.78%

Total shareholders’ equity	$1,565,795	$1,530,698	$1,521,018	$1,460,846	$1,458,680	$1,565,795	$1,458,680
Less: Goodwill and core deposit intangibles, net	601,633	607,831	614,030	620,262	627,065	601,633	627,065
Tangible shareholders’ equity	$964,162	$922,867	$906,988	$840,584	$831,615	$964,162	$831,615

Shares outstanding at end of period	53,564	53,551	53,291	53,322	53,303	53,564	53,303

Tangible book value per share	$18.00	$17.23	$17.02	$15.76	$15.60	$18.00	$15.60

Average shareholders’ equity	$1,538,124	$1,528,298	$1,475,377	$1,471,009	$1,458,473	$1,533,211	$1,438,389
Less: Average goodwill and core deposit intangibles, net	604,722	611,149	617,236	623,864	630,854	607,935	634,462
Average tangible shareholders’ equity	$933,402	$917,149	$858,141	$847,145	$827,619	$925,276	$803,927

Return on average tangible equity(B)	12.82%	11.47%	12.61%	14.47%	17.05%	12.15%	18.14%

Total assets	$10,723,663	$10,729,222	$10,647,139	$10,665,460	$10,778,351	$10,723,663	$10,778,351
Less: Goodwill and core deposit intangibles, net	601,633	607,831	614,030	620,262	627,065	601,633	627,065
Tangible assets	$10,122,030	$10,121,391	$10,033,109	$10,045,198	$10,151,286	$10,122,030	$10,151,286

Tangible equity to tangible assets	9.53%	9.12%	9.04%	8.37%	8.19%	9.53%	8.19%

Net interest income (tax equivalent)	$101,482	$102,207	$106,121	$106,919	$108,509	$203,688	$224,628
Less: Purchase accounting accretion	10,098	8,551	11,726	12,400	12,572	18,649	22,676
Adjusted net interest income (tax equivalent)	$91,384	$93,656	$94,395	$94,519	$95,937	$185,039	$201,952

Average earning assets	$9,616,874	$9,645,544	$9,576,927	$9,697,553	$9,693,527	$9,631,209	$9,754,326
Net interest margin (tax equivalent) excluding PAA	3.82%	3.91%	3.91%	3.87%	3.97%	3.86%	4.18%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.